                                                                                                                                                       Exhibit 21

                                                                       BULOVA CORPORATION

                                                                     Subsidiaries of the Registrant

                                                                              December 31, 2000
	Organized under	Business
Name of subsidiary	the Laws of	Names
________________	______________	_______

Bulova Watch Company Limited	Canada	Bulova

   The names of certain subsidiaries which, if considered as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X have been omitted.